Exhibit 99.1

POWER OF ATTORNEY

KNOW ALL MEN BY THIS PRESENT that the undersigned officer or director of R-TECH UENO, Ltd., a Japanese corporation (the “Company”), hereby constitutes and appoints Douglas W. Charnas her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for her and in her name, place and stead, in any and all capacities, to sign and file a statement on Schedule 13G with the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, reporting ownership by the Company of securities issued by Sucampo Pharmaceuticals, Inc., with power to sign and file any amendment or amendments, including post-effective amendments thereto, with all exhibits thereto and any and all other documents in connection therewith, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary or desirable to be done in and about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney this 14th day of February, 2008.

/s/ Yukiko Hashitera
Yukiko Hashitera
Representative Director